UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
2006 Base Salaries and Bonus Targets for Named Executive Officers
     On August 15, 2006, the Compensation and Nominating Committee (the “Committee”) of Carmike Cinemas, Inc. (the “Company”), in consultation with the Company’s Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and following the filing of the Company’s 2005 Annual Report on Form 10-K (on August 4, 2006), finalized and approved the 2006 base salaries and the financial and operating goals related to the 2006 cash bonus targets for the Company’s named executive officers.
     In particular, the Committee finalized and approved the 2006 base salaries for key executive officers which are not set forth in written agreements. Base salaries are generally subjective, but the factors considered by the Committee and the Chief Executive Officer included an assessment of competitive market practices, individual performance over time and each individual’s role and responsibilities in the Company. In addition, the Committee retained an independent compensation consultant to provide assistance in connection with 2006 compensation decisions. The amounts of the base salaries for the named executive officers are set forth in Exhibit 10.1, which is attached hereto and incorporated herein by reference.
     The Committee also finalized and approved financial and operating goals related to the 2006 cash bonus targets for the Company’s named executive officers. The financial goals are related to the achievement of specified levels of bonus EBITDA, and the operating goals relate to the achievement of certain non-financial objectives. The Company does not publish these objectives because doing so would disclose confidential business information. The amounts of the total 2006 cash bonus targets for the named executive officers are set forth in Exhibit 10.2, which is attached hereto and incorporated herein by reference.
2005 Bonuses for Named Executive Officers
     In addition, on August 15, 2006, the Committee finalized and approved the award of annual incentive cash bonuses for the 2005 fiscal year to the named executive officers. The amount of the awards were based in part on the Company’s bonus EBITDA for 2005 and in part on the achievement of certain non-financial operating goals. The amounts of the 2005 incentive cash bonuses are set forth in Exhibit 10.3, which is attached hereto and incorporated herein by reference. Based on actual 2005 performance, the 2005 bonuses are less than the target amounts previously disclosed in the Company’s Form 8-K filed on May 25, 2005. For example, based on 2005 levels of bonus EBITDA, the named executive officers earned 64.2% of the EBITDA-based portion of the 2005 bonus target.
Deferred Compensation Program
     The Company also maintains a deferred compensation program for its senior executives, including certain of the named executive officers, pursuant to which the Company pays additional cash compensation equal to 10% of such officer’s annual taxable compensation

(including equity-based compensation). The Company directs this additional cash compensation first into the participant’s individual retirement account, up to the legal limit, with the remainder directed into a trust. Distributions from the applicable trust are made upon or shortly after normal retirement, disability, death or termination of employment of a participant. The amounts earned during 2005 by such officers pursuant to the deferred compensation program are set forth in Exhibit 10.4, which is attached hereto and incorporated herein by reference. The amounts previously included in Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 included amounts paid in 2005 under the deferred compensation program.
     On August 17, 2006, the Committee approved the participation of Richard B Hare, the Company’s Senior Vice President — Finance, Treasurer and Chief Financial Officer, in the deferred compensation program under the same terms as described above for the Company’s other named executive officers. In connection with Mr. Hare’s participation, the Company and Mr. Hare will execute the Company’s standard Deferred Compensation Agreement and standard Trust Agreement, the forms of which are filed as Exhibits 10.11 and 10.12, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	2006 Base Salaries for the Named Executive Officers

	Exhibit 10.2	2006 Cash Bonus Targets for the Named Executive Officers

	Exhibit 10.3	2005 Cash Bonuses for the Named Executive Officers

	Exhibit 10.4	2005 Deferred Compensation Amounts for the Named Executive Officers

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: August 21, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	2006 Base Salaries for the Named Executive Officers

Exhibit 10.2	2006 Cash Bonus Targets for the Named Executive Officers

Exhibit 10.3	2005 Cash Bonuses for the Named Executive Officers

Exhibit 10.4	2005 Deferred Compensation Amounts for the Named Executive Officers